UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2005

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Page Mill Road, Palo Alto, California 94306

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 752-5000

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

1. Change of Control Severance Agreement

On February 1, 2005, Agilent Technologies, Inc. (the “Company”) entered into a Change of Control Severance Agreement (the “Change of Control Agreement”) with Patrick J. Byrne, who became a senior vice president of the Company and president of its Electronic Products and Solutions Group effective on that date.

The Change of Control Agreement sets out severance benefits that become payable if an executive either (i) is involuntarily terminated without cause within 24 months following a change of control or (ii) voluntarily terminates his or her employment within 3 months of an event constituting good reason, so long as the event occurs within 24 months following a change of control. The severance benefits under the Change of Control Agreement will consist of the following: (i) a severance payment equal to 200% of the executive’s annual base salary and target bonus; (ii) continuation of health coverage by having the Company pay the executive’s COBRA premiums for up to 12 months; (iii) vesting of all outstanding stock options and any restricted stock; and (iv) the prorated amount, if any, under any applicable variable pay programs for the year of termination. The Change of Control Agreement also provides that the prorated amount of any long-term performance plan award shall become payable upon a change of control. The foregoing summary of the Change of Control Agreement is qualified in its entirety by reference to Exhibit 10.1 of this Current Report on Form 8-K.

2. Indemnification Agreement

On February 1, 2005, the Company entered into an Indemnification Agreement with Patrick J. Byrne. The form of indemnification agreement was previously approved by the Company’s Board of Directors, and, for convenience, is provided as an exhibit to this Current Report on Form 8-K.

The Indemnification Agreement provides, among other terms, that: (i) the Company will indemnify the indemnitee to the fullest extent permitted by law with respect to any claim, whether civil, criminal, administrative, investigative or other, by reason of the fact that indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, of any subsidiary of the Company, or of another corporation and serving in such capacity at the request of the Company; (ii) the Company will advance all expenses incurred by the indemnitee; (iii) if upon review the determination is made that applicable law does not permit indemnification, the Company is entitled to reimbursement of expense advances; and (iv) the indemnification provided by the Indemnification Agreement shall be in addition to any rights to which the indemnitee may be entitled under the Company’s Certificate of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested directors, the General Corporation Law of the State of Delaware, or otherwise. The indemnification provided under the Indemnification Agreement shall continue for any action taken while serving in an indemnified capacity even though the indemnitee may have ceased to serve in an indemnified capacity. The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to Exhibit 10.2 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following are filed as exhibits to this report:

10.1	Change of Control Severance Agreement between Agilent Technologies, Inc. and Patrick J. Byrne.

10.2	Agilent Technologies, Inc. Indemnification Agreement between Agilent Technologies, Inc. and Patrick J. Byrne.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

By:	/s/ Marie Oh Huber
Name:	Marie Oh Huber
Title:	Vice President, Assistant Secretary and Assistant General Counsel

Date: February 4, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Change of Control Severance Agreement between Agilent Technologies, Inc. and Patrick J. Byrne.

10.2	Agilent Technologies, Inc. Indemnification Agreement between Agilent Technologies, Inc. and Patrick J. Byrne.